UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2019

Adtalem Global Education Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-13988	36-3150143
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 West Monroe
Chicago, Illinois		60661
(Address of principal executive offices)		(Zip Code)

(866) 374-2678
(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock $0.01 Par Value	ATGE	NYSE, CSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07             Submission of Matters to a Vote of Security Holders.

On November 6, 2019, Adtalem Global Education Inc. (“Adtalem”) held its annual meeting of shareholders.  The following tables present the final results of voting on each of the matters submitted to a vote of security holders during Adtalem’s annual meeting of shareholders.

1.	Election of Directors: Our shareholders elected the following eight directors to serve until the 2020 Annual Meeting of Shareholders or until his or her successor has been duly elected and qualified.

DIRECTOR	FOR	WITHHELD	BROKER NON- VOTE
Steven M. Altschuler	50,004,977	296,196	1,964,920
William W. Burke	49,838,447	462,726	1,964,920
Donna J. Hrinak	50,009,806	291,367	1,964,920
Georgette Kiser	49,625,028	676,145	1,964,920
Lyle Logan	48,878,661	1,422,512	1,964,920
Michael W. Malafronte	49,339,021	962,152	1,964,920
Lisa W. Wardell	48,835,054	1,466,119	1,964,920
James D. White	49,785,681	515,492	1,964,920

2.	Ratification of the selection of PricewaterhouseCoopers LLP as Adtalem’s independent registered public accounting firm for 2020. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN
51,079,944	1,060,537	125,612

3.	An advisory vote on the compensation of Adtalem’s named executive officers. Our shareholders approve this proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
48,925,405	897,291	478,477	1,964,920

4.	Approval of the Adtalem Employee 2019 Employee Stock Purchase Plan. Our shareholders approved this proposal.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTE
50,095,985	107,931	97,257	1,964,920

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ADTALEM GLOBAL EDUCATION INC.

By:	/s/ Stephen W. Beard
Stephen W. Beard
Chief Operating Officer and General Counsel

Date: November 8, 2019